UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2017 (August 11, 2017)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.      Submission of Matters to a Vote of Security Holders.

SPECIAL MEETING: The Special Meeting of Shareholders (the “Special Meeting”) of Newtek Business Services Corp. (the “Company”) was held on July 26, 2017 and was adjourned to permit the further solicitation of proxies. The Special Meeting was reconvened on August 11, 2017. The proposal considered at the Special Meeting is described in detail in the Registrant’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on June 19, 2017 (the “Special Meeting Proxy”). At the Special Meeting, the Registrant’s shareholders approved the proposal described in the Special Meeting Proxy. A total of 17,432,330 outstanding shares were entitled to vote at the meeting. The tabulation of votes was:

Proposal: To authorize the Company to sell shares of its common stock, par value $0.02 per share, at a price below the then current net asset value per share of such common stock in one or multiple offerings, subject to certain limitations described in the proxy statement pertaining thereto (including that the number of shares sold on any given date does not exceed 20% of its outstanding common stock immediately prior to such sale):

ALL VOTES:

Votes For	Votes Against	Abstentions
8,237,460	1,323,322	200,561

VOTES BY NON-AFFILIATED PERSONS:

Votes For	Votes Against	Abstentions
6,913,900	1,323,322	200,561

The information in this report, including all exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: August 11, 2017	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer